                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       BORG WARNER SECURITY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       BORG-WARNER SECURITY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                               Chicago, Illinois
                                                                  March 19, 1999

To the Stockholders:

        We will hold the Annual Meeting of Stockholders of Borg-Warner Security Corporation on Tuesday, April 20, 1999, at 10:00 a.m. at the Company's headquarters at 200 South Michigan Avenue, Chicago, Illinois, for the following purposes:

     1.  To elect four directors for a term expiring in 2002;

     2. To approve the Company's 1999 Stock Incentive Plan and the business criteria related to performance share awards;

     3. To ratify the designation of Deloitte & Touche LLP as independent auditors for the Company for 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of shares of Common Stock at the close of business on March 5, 1999 will be entitled to vote at the meeting or any adjournment or postponement.


                                             By order of the Board of Directors


                                             ROBERT E.T. LACKEY
                                             Corporate Secretary


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       BORG-WARNER SECURITY CORPORATION

                           200 SOUTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60604

                         _____________________________

                                PROXY STATEMENT

                         _____________________________

                                MARCH 19, 1999

     The Board of Directors of Borg-Warner Security Corporation (the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies for the Company's Annual Meeting of Stockholders, which we will hold at 10:00 a.m. on April 20, 1999 at the Company's headquarters, 200 South Michigan Avenue, Chicago, Illinois. We are mailing this Proxy Statement and accompanying form of proxy to stockholders beginning on or about March 19, 1999. We enclose the Company's Annual Report for the year ended December 31, 1998.

     Only stockholders of record at the close of business on March 5, 1999 are entitled to vote at the meeting. As of such date, 23,904,760 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote.

     We will vote a properly signed, dated and returned proxy according to its terms. If you do not indicate how you want to vote, we will vote it as recommended by the Board of Directors. You may revoke your proxy anytime before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation, a proxy bearing a later date, or by attending and voting at the Annual Meeting.

     The Company will bear the cost of solicitation of proxies. Besides soliciting proxies through the mail, the Company's officers, directors and employees may solicit proxies in person or by telephone. The Company will request that brokers, nominees and other similar record holders forward solicitation material and will reimburse them upon request for their out-of-pocket expenses.

     The election inspectors appointed for the meeting will total the votes cast by proxy or in person at the meeting and will determine whether a quorum is present. Unless otherwise indicated, the election inspectors will treat abstentions and votes withheld as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a nominee indicates that it does not have discretionary voting power and has not received voting instructions from the beneficial owner, those shares will not be considered as present and entitled to vote with respect to that matter.

                           1. ELECTION OF DIRECTORS

     We have divided the Company's Board of Directors into three classes. Messrs. John A. Edwardson, Robert A. McCabe, Alexis P. Michas and Donald C. Trauscht are nominated to serve for a term of three years expiring in 2002. The stockholders have previously elected all nominees, except John A. Edwardson. As part of the Company's succession plan, Mr. Edwardson, as of March 1, 1999, was named Chief Executive Officer and President of the Company. Each nominee has agreed to serve if elected. If any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, and we will vote the shares represented by proxies for such substitute nominee, unless you indicate an instruction to the contrary on the proxy card. The Company requires a plurality of votes cast at the meeting to elect a director. Votes withheld and broker non-votes will not affect the outcome of the election.

     The following sets forth, as of March 5, 1999, certain information concerning each nominee and continuing director.


                     NOMINEES FOR A TERM EXPIRING IN 2002


       NAME            AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
       ----            ---        --------------------------------------
John A. Edwardson       49  Chief Executive Officer and President (since March
                             1999). Former President from July 1994 to September 1998 and Chief Operating Officer from April 1995 to September 1998 of United Airlines, Inc. Former Executive Vice President and Chief Financial Officer from March 1991 to July 1994 of Ameritech Corp. Mr. Edwardson is also a director of Household International and Focal Communications Corporation.

Robert A. McCabe        64  Chairman of Pilot Capital Corporation, an investment
Director since 1993          firm, since 1999. Former President from 1987 to
                             1999. Mr. McCabe is also a director of Atlantic
                             Bank, Church & Dwight Co., Inc., Thermo Electron
                             Corporation and Thermo Optek, Inc.

Alexis P. Michas        41  Managing Partner and director of Stonington
Director since 1987          Partners, Inc., an investment firm ("Stonington"),
                             since 1993 and director of Merrill Lynch Capital
                             Partners ("MLCP") since 1989. Mr. Michas was Senior
                             Vice President of MLCP from 1989 to 1993 and a Managing Director in the Investment Banking
                             Division of Merrill Lynch & Co., Inc. ("ML&Co."), a financial services company, from 1991 to 1994.

       NAME            AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
       ----            ---        --------------------------------------
Donald C. Trauscht     65   Chairman of the BW Capital Corporation, a private
Director since 1987          investment company, since 1996. Mr. Trauscht was
                             Chairman of the Board, Chief Executive and
                             President of the Company from 1992 to 1995. Mr.
                             Trauscht is also a director of Blue Bird
                             Corporation, ESCO Electronics Corporation, Hydac
                             International Corporation, Cordant Technologies
                             Inc., Global Motorsports Group, Inc. and Wynn's
                             International Inc.

                             CONTINUING DIRECTORS WITH A TERM EXPIRING IN 2000

       NAME            AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
       ----            ---        --------------------------------------
Arthur F. Golden       52     Partner of Davis Polk & Wardwell, a law firm,
                               since 1978.

Dale W. Lang           66     President of KX Acquisition Corp., an owner and
Director since 1993            operator of television stations, since 1992.
                               Retired Chairman of Lang Communications, Inc., a magazine publishing company.

Andrew McNally IV      59     Retired Chairman and Chief Executive Officer of
Director since 1996            Rand McNally, a publishing and map making
                               company. Mr. McNally was Chairman and Chief
                               Executive Officer from 1993 to 1997 and President and Chief Executive Officer from 1978 to 1993 of
                               Rand McNally. Mr. McNally is also a director of Hubbell Incorporated, Mercury Finance Co., Morgan
                               Stanley Funds and Zenith Electronics Corporation.

H. Norman Schwarzkopf  64     Author and lecturer since 1991. Mr. Schwarzkopf
Director since 1993            was a general in the United States Army until his
                               retirement in 1991. Mr. Schwarzkopf is also a director of Home Shopping Network, Inc., Kuhlman
                               Corporation and Remington Arms Company, Inc.

                               CONTINUING DIRECTORS WITH A TERM EXPIRING IN 2001


       NAME            AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
       ----            ---        --------------------------------------
J. Joe Adorjan         60     Chairman of the Board (since January 1996), Chief
Director since 1993            Executive Officer (October 1995 to March 1999)
                               and President (April 1995 to March 1999) of the
                               Company. Mr. Adorjan was President of Emerson
                               Electric Co., a manufacturer of electronic, electrical and other products, from 1992 to 1995.
                               Mr. Adorjan is also a director of The Earthgrains
                               Company, ESCO Electronics Corporation, Goss
                               Graphic Systems, Inc., Loomis, Fargo & Co.,
                               Hussmann Corporation and Illinova Corporation.

       NAME            AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
       ----            ---        --------------------------------------
James J. Burke, Jr.    47     Partner and director of Stonington Partners, Inc.,
Director since 1987            since 1993 and director of MLCP, an investment
                               firm, since 1985. Mr. Burke was Managing Partner of MLCP from 1993 to 1994 and was President and Chief Executive Officer of MLCP from 1987 to
                               1993. Mr. Burke is also a director of Ann Taylor
                               Stores Corporation, Education Management
                               Corporation, Pathmark Stores, Inc., Supermarket
                               General Holdings Corp. and United Artists Theatre
                               Circuit, Inc.

Albert J. Fitzgibbons III  53 Partner and director of Stonington, since 1993,
Director since 1987            and director of MLCP, since 1988. Mr. Fitzgibbons
                               was a Partner of MLCP from 1993 to 1994 and was Executive Vice President of MLCP from 1988 to
                               1993. Mr. Fitzgibbons is also a director of Dictaphone Corporation, US Foodservice, Inc.,
                               Merisel, Inc. and United Artists Theatre Circuit,
                               Inc.

     At the February 2, 1999 Board of Directors Meeting, a resolution was adopted that a mandatory retirement age of 70 be established for members of the Board of Directors, subject to the discretionary right of the Chief Executive Officer to extend the term of any director beyond the mandatory retirement age.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held nine meetings during 1998. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which they served.

     The Board of Directors has an Executive Committee, a Compensation Committee, a Finance and Audit Committee and a Nominating Committee. The members of the Executive Committee are J.J. Adorjan (Chairman), A.F. Golden, A.P. Michas and D.C. Trauscht. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The Executive Committee met once in 1998.

     The members of the Compensation Committee are R.A. McCabe (Chairman), D.W. Lang, and A. McNally IV and, effective January 1, 1999, A.J. Fitzgibbons III and A.P. Michas. The responsibilities of the Compensation Committee include determining executive compensation, including base salary, bonuses and stock incentives; reviewing employee benefit plans and approving changes to executive officer benefit plans; reviewing changes in the Company's organization structure; reviewing the Company's key executive development and succession plans; and recommending director compensation and benefits. The Compensation Committee met four times during 1998.

     The members of the Finance and Audit Committee are A.P. Michas (Chairman), J.J. Burke, Jr., A.F. Golden, H.N. Schwarzkopf and D.C. Trauscht. The responsibilities of the Finance and Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the annual audit of the books and accounts of the Company; reviewing the proposed scope of such audit and approving the audit fees to be paid; reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's financial and accounting staff; reviewing the Company's capital plans; and advising the Board of Directors on corporate financial policy matters. The Finance and Audit Committee met five times during 1998.

     The members of the Nominating Committee are H.N. Schwarzkopf (Chairman), A.J. Fitzgibbons III, D.W. Lang, R.A. McCabe and A. McNally. The responsibilities of the Nominating Committee include recommending prospective nominees for the Board of Directors. The Nominating Committee will consider any person proposed by a stockholder for membership on the Board of Directors. Stockholders should send proposals to the Nominating Committee, in care of the Company's Corporate Secretary. The Nominating Committee did not meet during 1998.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or its subsidiaries or affiliates of ML&Co. (a "Non-Affiliate Director") received an $18,000 annual retainer for service on the Board of Directors and $1,000 for each Board meeting attended during 1998. Committee members also received $1,000 ($1,250, if chairman of the committee) for each committee meeting attended during 1998.

     Pursuant to the Borg-Warner Security Corporation 1993 Stock Incentive Plan, each Non-Affiliate Director received options to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock, as of November 16, 1993, or, if later, the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company.

     On February 4, 1997, each Non-Affiliate Director was granted options to purchase 6,000 shares of Common Stock having an exercise price per share equal to $11.3125, which was the average of the high and low trading prices of the Common Stock on such date. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first three anniversary dates of the date of grant. Such options become immediately exercisable upon a change in control of the Company or the retirement of a director from the Company's board.

     In accordance with a Non-Affiliate Director Stock Option Plan approved by the stockholders, each Non-Affiliate Director will be granted options to purchase 1,000 shares of Common Stock annually on the third business day after the annual meeting. Such options will have an exercise price per share equal to the average of the high and low trading prices of the Common Stock on such date.

On April 24, 1998, 1,000 options, having an exercise price per share equal to $20.9063, were granted to each of the Non-Affiliate Directors. All such options will be immediately exercisable and expire ten years after the date of grant.

     During 1997 the Company amended its existing Directors Stock Appreciation Rights Plan by extending the expiration date of the rights issued thereunder from July 31, 1997 to July 31, 2000. Messrs. Burke, Fitzgibbons and Michas are the only participants in such plan.

     The Company has a consulting agreement with Mr. Schwarzkopf pursuant to which he has agreed to provide consulting and advisory services to the Company and its subsidiaries with respect to the development of an overall strategy for the operations of the Company and its subsidiaries and the management, training, motivation and utilization of its physical security personnel. The Company pays Mr. Schwarzkopf a consulting fee of $5,000 per month. The consulting agreement was amended August 31, 1998 to automatically renew for successive one year terms unless terminated by either party for any reason.

     During 1997 and 1998 the Company periodically retained the law firm of Davis Polk & Wardwell, of which Mr. Golden is a partner, to advise the Company on various matters.

STOCK OWNERSHIP

     The following table sets forth, as of March 5, 1999, certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated, each entity has sole voting and investment power with respect to such shares.

                                                                                NUMBER OF           PERCENT
NAME OF BENEFICIAL OWNER                                                         SHARES             OF CLASS
------------------------                                                        ---------           --------
Merrill Lynch KECALP L.P. 1986..............................................        40,000            *
Merrill Lynch KECALP L.P. 1987..............................................       200,000            *
Merchant Banking L.P. No. I.................................................       500,000            2.1%
ML Venture Partners II, L.P.................................................       500,000            2.1%
Merrill Lynch Capital Appreciation Partnership No. VIII, L.P................     6,628,615           27.7%
ML Offshore LBO Partnership No. VIII........................................       168,524            *
ML Employees LBO Partnership No. I, L.P.....................................       164,779            *
ML IBK Positions, Inc.......................................................     1,998,082            8.4%
                                                                                ----------           ----
Total ML Entities...........................................................    10,200,000           42.7%
FMR Corp(a).................................................................     1,724,900            7.2%

____________

*    Represents less than one percent.

(a) Pursuant to a Schedule 13G, dated February 1, 1999, FMR Corp. indicated that, in its capacity as investment adviser, it had sole power to vote 772,700 shares of Common Stock and sole power to dispose of 1,724,900 shares of Common Stock on behalf of various persons.

     The address of each of the ML Entities is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

     The following table sets forth, as of March 5, 1999, certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                                        NUMBER
                                                                                          OF          PERCENT
NAME OF BENEFICIAL OWNER                                                                SHARES(A)     OF CLASS
------------------------                                                                --------      --------
John A. Edwardson (b)......................................................             100,000          *
J. Joe Adorjan (c).........................................................             673,578         2.8
John D. O'Brien............................................................             201,117          *
Timothy M. Wood............................................................             133,735          *
Robert E.T. Lackey.........................................................               6,065          *
James J. Burke, Jr. (d)....................................................                   0          *
Albert J. Fitzgibbons III (d)..............................................                   0          *
Arthur F. Golden...........................................................              11,000          *
Dale W. Lang...............................................................              16,000          *
Robert A. McCabe...........................................................              18,000          *
Andrew McNally IV..........................................................              21,000          *
Alexis P. Michas (d).......................................................                   0          *
H. Norman Schwarzkopf......................................................              16,000          *
Donald C. Trauscht.........................................................              47,244          *
All directors and executive officers of the Company (14 persons)...........           1,245,539         5.2

_________

*    Represents less than one percent.

(a) Includes the following number of shares issuable upon the exercise of options within the next 60 days: 461,000 for Mr. Adorjan; 67,500 for Mr. O'Brien; 67,500 for Mr. Wood; 16,000 for each of Messrs. Lang, McCabe and Schwarzkopf; 11,000 for each of Messrs. Golden and McNally IV; 5,000 for Mr. Trauscht; and 6,000 for Mr. Lackey.
(b) Includes 100,000 restricted shares which vest in five equal installments over the next five years, awarded to Mr. Edwardson pursuant to his employment agreement.
(c) Includes 1,800 shares held in revocable trust for Mr. Adorjan's daughter. Includes 44,444 shares held in a trust established by the Company that will be distributed to Mr. Adorjan on April 15, 1999.
(d) Messrs. Burke, Fitzgibbons and Michas are directors of MLCP, which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Such persons may be deemed to beneficially own the 6,797,139 shares of Common Stock held by such partnerships. MLCP is part of a group that beneficially owns 10,200,000 shares of

Common Stock. They expressly disclaim beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each officer, director and greater than 10% stockholder, the Company believes all reports required to be filed in 1998 were timely filed.

EXECUTIVE COMPENSATION

     The following table shows the cash and other compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and the other persons who were serving as executive officers at December 31, 1998 for each of the three years ending December 31, 1998.

                          SUMMARY COMPENSATION TABLE

                                                    Annual Compensation         Long-Term Compensation
                                                    -------------------         ----------------------
                                                                                Securities
                                                                                underlying      LTIP           All Other
Name and Position                            Year      Salary    Bonus          Options(#)    Payouts(b)     Compensation(c)
-----------------                            ----      ------    -----          ---------     ---------      --------------
J. Joe Adorjan(a).......................     1998      $ 900,000  $  500,000             0     $ 762,252       $  429,112
Chairman, Chief Executive Officer            1997        900,000     426,667       300,000             0          420,660
and President                                1996        900,000     358,333             0             0          426,268

John D. O'Brien.........................     1998        357,000     247,000             0       587,041          137,074
Senior Vice President                        1997        325,000     177,333        75,000             0          123,226
                                             1996        325,000     147,500             0             0           90,808

Timothy M. Wood.........................     1998        319,000     223,000             0       587,041          107,793
Vice President, Finance                      1997        290,000     161,000        75,000             0           86,417
                                             1996        290,000     127,708             0             0           62,038

Robert E.T. Lackey......................     1998        170,000     144,200             0             0           29,934
Vice President, General Counsel              1997        114,782      70,560        12,000             0           12,766
and Secretary(d)

____________

(a) On April 16, 1995, 177,778 shares of Common Stock were deposited into a Company trust for the benefit of Mr. Adorjan. The value of such shares at December 31, 1998 was $3,133,337. Such shares were distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first three anniversaries of April 16, 1995 and the final distribution will be made on April 16, 1999. On such anniversary dates, the Company has also paid deferred compensation of $250,000 to Mr. Adorjan.

(b) Represents the total value of awards paid out under the performance share plan for 1998 performance. Awards were paid in cash and stock and included
     (i) 22,000 shares for Mr. Adorjan; (ii) 16,637 shares for Mr. O'Brien; and
     (iii) 16,638 shares for Mr. Wood.
(c) During 1998 represents: (i) for Mr. Adorjan, $250,000 of deferred compensation discussed in note (a), $173,749 contributed to an annuity established for his benefit and $5,363 for the value of the benefit of a split dollar life insurance policy; (ii) for Mr. O'Brien, $104,108 contributed to an annuity established for his benefit and $32,966 credited pursuant to the Company's Retirement Savings Excess Plan (the "Excess Plan "); (iii) for Mr. Wood, $92,764 contributed to an annuity established for his benefit and $15,029 credited pursuant to the Excess Plan; and (iv) for Mr. Lackey, $29,934 contributed to an annuity established for his benefit. During 1997 and 1996, represents amounts contributed by the Company for the named executive officers to annuities established for their benefit, credits made pursuant to the Excess Plan, deferred compensation discussed in note (a) and the value of the benefit of a split dollar life insurance policy.
(d)  Mr. Lackey first became an executive officer during 1997.

STOCK OPTIONS

     During 1998, the named executive officers did not receive any stock options.

     The following table sets forth information concerning exercised and unexercised options held by the named executive officers at the end of 1998. The number of unexercisable options represents shares that become exercisable upon the satisfaction of certain periods of employment. The value of unexercised options represents the difference between the exercise price and the share price of Common Stock at December 31, 1998. An option is in-the-money if the share price of Common Stock exceeds the exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

          NAME                                              NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN THE
          ----                                              ---------------------      ---------------------------
                                                           OPTIONS AT YEAR END(#)      MONEY OPTIONS AT YEAR END($)
                                                           ----------------------      ---------------------------
                            SHARES         VALUE
                          ACQUIRED(#)    REALIZED($)       EXERCISABLE    UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
                          ----------     -----------       -----------    -------------        -----------      -------------
J. Joe Adorjan                    0        $       0           311,000         300,000         $ 3,245,580       $ 2,400,000

John D. O'Brien              20,666          342,927            30,000          75,000             101,250           600,000

Timothy M. Wood               5,000           82,969            30,000          75,000             101,250           600,000

Robert E.T. Lackey                0                0                 0          12,000                   0            63,750

PERFORMANCE SHARE AWARDS

         The following table sets forth information concerning awards made during 1998 pursuant to the Company's Performance Share Plan. Awards are stated in shares of Common Stock. The performance period for such awards over which achievement of specified performance goals is measured is the year ending December 31, 2000. The performance criteria established for such awards is the Company's earnings per share. The Compensation Committee has reserved the right to define earnings for purposes of determining satisfaction of the performance goal. In that regard, the Compensation Committee presently intends to consider primarily income from operations and assess earnings from extraordinary gains based on appropriateness of such earnings to the Performance Share Plan.


            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                             PERFORMANCE OR OTHER
                                 PERIOD UNTIL
          NAME               MATURATION OR PAYMENT       THRESHOLD(#)       TARGET(#)          MAXIMUM (#)
          ----               ---------------------       ------------       ---------          -----------
J. Joe Adorjan............           Three years            24,000           48,000               87,000

John D. O'Brien...........           Three years            12,500           25,000               45,000

Timothy M. Wood...........           Three years            12,500           25,000               45,000

Robert E.T. Lackey........           Three years             5,000           10,000               18,000


EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Adorjan under which he serves as the chairman of the Company through December 31, 1999. The agreement provides Mr. Adorjan with: an annual base salary of $900,000; an annual cash bonus opportunity ranging from $200,000 to $500,000; an award of shares of Common Stock having an aggregate value of $1,500,000 on his first day of employment, which will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of his first day of employment; deferred compensation of $250,000 payable without interest on each of the first four anniversaries of his first day of employment (these obligations under the agreement will have been fulfilled by April 16, 1999); 10-year options to purchase 300,000 shares of Common Stock exercisable in installments beginning on each of the first three anniversaries of his first day of employment; and a split-dollar life insurance policy with a face amount of $400,000. Subsequent stock option grants are as determined by the Board of Directors. Mr. Adorjan is also eligible to participate in all incentive, savings, retirement, benefit and fringe plans and programs extended to other key executives of the Company.

     Under such employment agreement, if Mr. Adorjan's employment is terminated by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in the employment agreement) or by Mr. Adorjan for "good reason" (which includes, among other things, termination of employment within a 30 day period following the three month period after a "change in control"), Mr. Adorjan would receive severance and noncompete pay equal to twice his annual base salary, annual bonus (at the expected level) and supplemental benefit compensation payable during the 12 month period following the date of termination at the rate in effect at the date of termination. Mr. Adorjan would also be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus (at the expected level) for year of termination, all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation and all undistributed shares of common stock awarded to him on the first day of his employment. In addition, after a "change in control" Mr. Adorjan would receive a pro rata payment of his annual bonus for the year in which the change in control occurs based on the Company's performance for the period ending on such change in control, as determined by the Compensation Committee of the Board of Directors. The agreement also provides for certain gross up payments in the event that Mr. Adorjan is subject to an excise tax on his termination payments. The Company must continue to provide the split dollar life insurance and certain fringe benefits to Mr. Adorjan through the second anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, Mr. Adorjan has agreed, among other things, not to compete with the Company for three years after such termination.

     The Company has an employment agreement with Mr. Edwardson under which he serves as the chief executive officer and president of the Company through March 1, 2002. The agreement contains certain automatic renewal provisions and further provides Mr. Edwardson with: an annual base salary of $750,000; an annual cash performance based bonus opportunity ranging from $300,000 to $800,000 (with a 1999 annual bonus award of not less than $500,000 subject to certain deferral provisions to comply with Section 162(m) of the Internal Revenue Code); a minimum annual contribution to a tax deferred annuity of $165,000; an award of 100,000 restricted shares of Common Stock having an aggregate value, as of February 23, 1999, of $1,762,500 which will vest in equal installments on each of the first five anniversaries of the date of grant; an award of 13-year options to purchase 400,000 shares of Common Stock which become exercisable in equal installments on each of the first three anniversaries of date of the agreement, subject to certain deferral provisions to comply with Section 162(m) of the Internal Revenue Code; and, an award of 100,000 Performance Shares on the first day of employment and another 100,000 Performance Shares by not later than March 31, 2000 under the Company's 1999 Stock Incentive Plan (the "Plan"), which is subject to approval by the Company's shareholders. Subsequent stock option grants are as determined by the Board of Directors. Mr. Edwardson is also eligible to participate in all incentive, savings, retirement, benefit and fringe plans and programs extended to other key executives of the Company.

     Under such employment agreement, if Mr. Edwardson's employment is terminated by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in the employment agreement) or by Mr. Edwardson for "good reason" (which includes, among other things, termination of employment within a 30 day period following the three month period after a "change in control"), Mr. Edwardson would receive severance and noncompete pay, as follows: (i) an amount equal to the unpaid annual base salary and supplemental benefit compensation through the date of termination, plus a prorated bonus award at the targeted level through the date of termination, plus an amount equal to any accrued but unpaid bonus related to any prior year; and,
(ii) an amount equal to the sum of the annual base salary, bonus and supplemental benefit compensation for the period from the date of termination to the end of the then contract employment period. The agreement also provides for the vesting of unvested stock options, performance shares and restricted share awards. The Agreement also provides for certain gross up payments in the event that Mr. Edwardson is subject to an excise tax on his termination payments. The Company must continue to provide certain fringe benefits to Mr. Edwardson through the first anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, Mr. Edwardson has agreed, among other things, not to compete with the Company for two years after such termination.

     The Company has employment agreements with Messrs. O'Brien and Wood (the "Agreements"). Under the Agreements, among other things, if the executive's employment is terminated by the Company other than for death, "disability," "retirement" or "cause" (as such terms are defined in the Agreements) or by the executive for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change in control"), the executive would receive severance and noncompete pay equal to twice his annual base salary, annual bonus (at the expected level) and supplemental benefit compensation payable during the 12 month period following the date of termination at the rate in effect at the date of termination. Such executive would also be paid any portion of his annual base salary not paid as of date of termination, a prorated annual bonus for year of termination (at the expected level), all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation and all unpaid accrued benefits under the Excess Plan. In addition, after a "change in control" such executive would receive a pro rata payment of his annual bonus for the year in which the change in control occurs based on the Company's performance for the period ending on such change in control as determined by the Compensation Committee of the Board of Directors. The Agreements also provide for certain gross up payments in the event that the executive is subject to an excise tax on his termination payments. The Company must continue to provide certain fringe benefits to such executive through the second anniversary of the date of termination (reduced by any comparable benefit received from another employer during this period). Upon such termination of employment, each executive has agreed, among other things, not to compete with the Company for three years after termination of employment.


     The Company entered into an agreement with Mr. Lackey which provides, in the event of his termination of employment upon a change in control or within eighteen months thereafter, he will be entitled to his annual salary and other supplemental benefits paid through his date of termination, plus a lump sum payment equal to the total of his eighteen months salary, prior year's annual bonus award, supplemental benefits contributions, and prorated current year's annual bonus award. The Company will also provide medical, life and other insurance benefits to him and his family and outplacement services for eighteen months after his termination.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company. The Committee is responsible for setting and administering the policies that govern base salary and annual and long-term incentive programs for the executive officers of the Company.


   Overall Policy

     The Company's executive compensation program is designed to link executive compensation to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals.

     The following compensation guidelines are intended to facilitate the achievement of the Company's business strategies:

   . Emphasize variable, at-risk compensation that is based on meeting specified performance goals in annual plans as well as stock option and performance share plans.

   . Target compensation levels at rates that reflect market practices to maintain a stable and successful management team.

   . Enhance the Company's ability to attract, retain, and encourage the development of high-quality executives.

   . Encourage personal equity ownership to align executives' interests with those of the stockholders.

     The Company's executive compensation program consists of base pay, annual incentives, stock options and long-term performance shares. The Committee reviews the program annually and targets total compensation in a range similar to total compensation for executives in general industry, as shown in published executive compensation surveys, with consideration to known compensation practices in relevant service industry companies. To assist in determining competitive pay practices, the Committee also utilizes information provided by qualified independent consultants.

     The Committee determines the compensation of the Company's Chief Executive Officer and the other named executive officers, whose compensation is detailed in this Proxy Statement. The Committee reviews the policies established for the next level of management, including other corporate and subsidiary executives, and evaluates and administers all stock-based compensation plans. In reviewing the individual performance of the executives (other than Mr. Adorjan), the Committee takes into account the views of Mr. Adorjan.


   Base Salary

     The Committee targets base salaries to be at or above median levels provided to executives with similar responsibilities in industry in general. In 1998, the salary of Mr. Adorjan remained at the level established by his employment contract, dated March 28, 1995. Messrs. Lackey, O'Brien and Wood received salary increases that are consistent with the above stated policies.


   Annual Incentive

     The Company's executive officers are eligible for an annual cash incentive. Executives are assigned threshold, target and maximum award opportunities that are based on the Company's compensation strategy.

     For the named executive officers, the Committee sets performance goals based on specified business criteria. If the threshold performance measured by these criteria is not met, no cash incentive is paid. In 1998 the Committee evaluated the Company's performance against the established criteria and determined that the named executive officers earned a cash incentive payment.

     Although annual incentives for other corporate and subsidiary executives depend primarily on the achievement of established performance objectives, the Committee may adjust awards based on other financial or non-financial actions or circumstances that the Committee believes will benefit long-term stockholder value.

   Stock Incentive Plans

     The Company uses stock incentives in the form of stock options and performance shares to align the interests of the executives with those of the stockholders and to motivate executives to continue the long-term focus required for the Company's future success. Both forms of stock incentives have vesting provisions that support the Company's objective of retaining high-quality executives. In granting stock incentives, the Committee considers the potential impact of each position, individual contribution, the size and timing of previous awards and competitive practices described in independently published executive compensation surveys and proxy statements of peer companies.

     In 1998 payments under the Performance Share Plan, initiated in 1996, were made. The Committee determined that the earnings achieved in 1998 constituted performance that merited distribution of shares under each individual 1996 grant. In making these payments the Committee recognized that the performance resulted in part from actions taken by management which are in the long-term interest of the Company.

     Performance share awards granted to named executive officers in 1998 may result in actual payments to executives according to achievement of threshold, target and maximum performance goals in 2000. If the threshold performance is not achieved, no shares will be distributed under the Plan.

     During 1998, the Company granted stock options to newly hired key executives of the Company and its business units.

     The Committee, in recognizing the decentralized, people intensive nature of this business, encourages the use of performance related stock options in the compensation package of managers at all levels of the organization. Under the terms of stock options already granted in 1999, most of the participants must attain predetermined value growth targets for their respective areas of responsibility in order to vest their awards within a 3-year time frame.

   Compensation of the Chief Executive Officer

     The salary of Mr. Adorjan is consistent with his employment contract, dated March 28, 1995. This salary was established in order to attract Mr. Adorjan to the position of Chief Executive Officer of Borg-Warner Security, and the Committee believes that Mr. Adorjan's contributions to the Company's improved earnings and strategic repositioning merit this salary.

     Mr. Adorjan's annual incentive payment for 1998 was determined by achievement against specified business criteria. The incentive was paid according to the provisions of the Executive Officer Incentive Plan. The Committee evaluated the Company's performance against the established criteria at the end of the year and determined that Mr. Adorjan had earned a cash incentive.

     Mr. Adorjan's 1996 performance share award has vested based on 1998 performance, as outlined above. Consistent with the Company's compensation guidelines, the Committee also awarded Mr. Adorjan additional performance shares in 1998. In making the grant, the Committee recognized the importance of directing executive attention to continually increasing stockholder value.

     The terms of Mr. Adorjan's employment agreement are set forth in the section entitled "Employment Agreements."

     As part of the Company's succession plan, Mr. Edwardson was named Chief Executive Officer and President on March 1, 1999. The terms of his employment agreement are set forth in the section entitled "Employment Agreements". The Compensation Committee established the terms of the agreement in order to attract Mr. Edwardson to the Company.


   Deductibility of compensation in excess of $1 million per year

     Internal Revenue Code Section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for its executive officers named in the cash compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the Committee reserves the right to deviate from that policy in order to serve the best interest of the Company. Such a deviation has occurred under the terms of Mr. Adorjan's employment agreement executed on March 28, 1997 and Mr. Edwardson's employment agreement executed on February 23, 1999. The Committee believes that the provisions of the employment agreements were necessary in order to recruit and retain both Mr. Adorjan and Mr. Edwardson for the Company. Mr. Adorjan has significantly improved shareholder value during his tenure.

     The Company's incentive plans are structured to provide that any compensation paid to other named executive officers that may exceed the Section 162(m) limit will qualify for the performance-based exemption.

                                   Robert A. McCabe
                                   Albert J. Fitzgibbons III
                                   Dale W. Lang
                                   Andrew McNally IV
                                   Alexis P. Michas

PERFORMANCE GRAPH

     The graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return of the Standard & Poor's MidCap 400 and (ii) the Dow Jones Industrial & Commercial Services Index. The total return for each component assumes that $100 was invested on December 31, 1993 and the reinvestment of dividends as they were paid. The total return for the Company assumes that $100 was invested on December 31, 1993. The S&P MidCap 400 tracks the aggregate price performance of equity securities of 400 companies selected in the market capitalization range of $183 million to $12.7 billion. The DJ Index tracks the price performance of equity securities of companies that provide services to other commercial enterprises


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG BORG-WARNER SECURITY CORPORATION,
                          THE S & P MIDCAP 400 INDEX
        AND THE DOW JONES OTHER INDUSTRIAL & COMMERCIAL SERVICES INDEX

                         BORG-WARNER                   DOW JONES OTHER
Measurement Period       SECURITY       S & P          INDUSTRIAL & COMMERCIAL
(Fiscal Year Covered)    CORPORATION    MIDCAP 400     SERVICES
--------------------     -----------    ----------     --------
Measurement Pt-
12/31/93                  $ 100          $ 100          $ 100
FYE 12/31/94              $  48          $  96          $  97
FYE 12/31/95              $  61          $ 126          $ 124
FYE 12/31/96              $  52          $ 150          $ 135
FYR 12/31/97              $  86          $ 199          $ 155
FYE 12/31/98              $  91          $ 228          $ 184

* $100 INVESTED ON 12/31/93 IN STOCK OR INDEX.
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING DECEMBER 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a consulting agreement with Mr. Schwarzkopf for a fee of $5,000 per month. Further details can be found in the Compensation of Directors section.

     On February 12, 1998 the Company purchased from Mr. Trauscht options to acquire 79,300 shares of Common Stock for $158,600, which represents the difference between the lowest trade price for the Common Stock on such date and the option exercise price.


               2. APPROVAL OF THE 1999 STOCK INCENTIVE PLAN AND
             BUSINESS CRITERIA RELATED TO PERFORMANCE SHARE AWARDS

     At the meeting, we will present a proposal to approve the Borg-Warner Security Corporation 1999 Stock Incentive Plan (the "Plan") and the business criteria related to performance share awards.

Background

     The Board of Directors adopted the Borg-Warner Security Corporation 1999 Stock Incentive Plan (the "Plan") on February 2, 1999, subject to approval by the stockholders of the Company. If approved by the stockholders, the Plan will replace the Company's current 1993 Stock Incentive Plan (the "1993 Stock Plan") and the Company's Performance Share Plan adopted effective January 1, 1996 (the "Performance Share Plan"). The purpose of the Plan is to give the Company and its subsidiaries a significant advantage in attracting, retaining and motivating officers and key employees and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value, thereby strengthening the mutuality of interest between such employees and the Company's stockholders. Please refer to Exhibit A for a complete statement of the provisions of the Plan which are summarized below.

     In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan will allow the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators' discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

Shares Available

     The Plan makes available for awards 750,000 shares of Common Stock, plus all shares remaining under the Company's 1993 Stock Plan, the Performance Share Plan, the Executive Officer Incentive Plan and all other earlier stock benefit plans (approximately 133,000 shares). All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. If there is a lapse, expiration, termination or cancellation of any option or right prior to the issuance of shares or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

     No "covered employee" (as such term is defined in Section 162(m) of the Internal Revenue Code) shall be granted more than 400,000 shares of Common Stock in any calendar year with respect to a stock option or stock appreciation right. In addition, the maximum number of shares of Common Stock that can be issued to any covered employee pursuant to a performance share award in any calendar year is 200,000. Any shares of Common Stock which may be awarded to a covered employee in a calendar year under either of the foregoing limits may be carried over and awarded to the employee in the next succeeding calendar year. The limits are also subject to adjustment as provided in the Plan.

Administration

     The Plan provides for administration by a committee (the "Committee"), to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerations of awards.

Eligibility for Participation

     Officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Plan is 300.

Type of Awards

     The Plan provides for the grant of any or all of the following types of awards: stock options, including incentive stock options and non-qualified stock options; stock appreciation rights; restricted stock awards; and performance share awards. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

Stock Options

     Under the Plan, the Committee may grant awards in the form of options to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price of a stock option will not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. The option price may, at the discretion of the Committee, be paid by a participant in cash, in shares of Common Stock owned by the participant for at least six months, a combination thereof or such other consideration as the Committee may deem appropriate.

Stock Appreciation Rights (SARs)

     The Plan authorizes the Committee to grant an SAR in tandem with a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise.

     A tandem SAR may be granted either at the time of the grant of the related stock option or at a time thereafter during the term of the stock option. Upon the exercise of a stock option, as to some or all of the shares covered by the award, the related tandem SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.

Restricted Stock Awards

     The Plan authorizes the Committee to grant awards in the form of restricted shares of Common Stock. Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.

Approval of Business Criteria and Material Terms Relating to Performance Share Awards

     The Plan permits the grant of performance share awards. The Compensation Committee has determined that the use of performance share awards will further motivate participants and link their compensation to the stockholders because the performance share awards are payable in Common Stock of the Company or cash equal to the value of the stock. Under Section 162(m) of the Internal Revenue Code and related regulations, performance share awards paid to the named executive officers will be exempt from the deduction limitation imposed under
Section 162(m) if they qualify as "performance-based." Stockholder approval of the Plan will result in approval of the business criteria and material terms of the performance share awards so that they will qualify as performance-based. The material terms, as described below, consist of the following: (i) the individuals eligible to receive performance share awards under the Plan, (ii) the business criteria on which the performance share awards are payable under the Plan, and (iii) the maximum number of performance share awards payable under the Plan to a participant.

     Under the Plan, officers and other key employees of the Company and its subsidiaries are eligible to receive performance share awards. Generally, a participant must be employed by the Company or a subsidiary as of the last day of the performance cycle. If employment is terminated prior to the last day of the performance cycle due to the participant's death, disability or qualified retirement, a prorated portion of the performance shares will be paid to the participant or the participant's designated beneficiary. The performance share awards also contain provisions with respect to stock dividends or splits, change in control and the effect of mergers and consolidations.

     The Compensation Committee will approve the participants and the objective performance goals in writing at or shortly after the beginning of each performance cycle. All shares paid pursuant to the performance share awards must be payable as the result of the achievement of objectively measured performance targets based on quantifiable, measurable business criteria. The performance goals will be based on one or more business criteria, including, but not limited to: earnings per share, total stockholder return, return on equity, return on capital, stock price, sales, net income, cash flow, retained earnings, customer retention and/or employee retention. Performance goals may also be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. The specific targets relating to performance goals constitute confidential business information and are not disclosed.

     The Compensation Committee must certify, in writing, that the goals have been met before any payments to participants will be made. The Compensation Committee will have no discretion to increase the shares payable to any covered employee or to otherwise alter the performance goals of a covered employee after the beginning of a performance cycle.

     The maximum number of shares of Common Stock applicable to a performance share award to any covered employee during any calendar year is 200,000.

     At the end of the performance cycle, if the performance goals are achieved and so determined by the Compensation Committee, a participant will receive shares of the Common Stock of the Company or cash of equal value which will be taxable as ordinary income based on the fair market value of the shares on the date of the Compensation Committee's determination, and the Company will receive a corresponding tax deduction.

Other Terms of Awards

     The Plan provides that awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement.

     Upon the grant of any award, the Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan. No award of an incentive stock option shall be made more than ten years after the date of adoption of the Plan by the Board of Directors. The Board of Directors reserves the right to amend, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

     The Plan contains provisions for equitable adjustment of shares of Common Stock awarded under the Plan and of awards in the event of a merger, consolidation, or reorganization, or issuance of shares by the Company without new consideration.

Federal Tax Treatment

     Under the current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan.

     A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

     The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant who has been granted an award of restricted shares of Common Stock or performance share awards will generally not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse or the performance goals are met, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

Other Information

      The stock awards that were granted to employees (including the executive officers named under "Executive Compensation") in 1998 under the Company's 1993 Stock Incentive Plan and the Performance Share Plan are reported elsewhere in this Proxy Statement. For information concerning stock options and performance shares granted to Mr. Edwardson, see the discussion of his employment agreement.

     Approval of the Plan and business criteria related to performance share awards require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For this item, we will count abstentions as part of the total number of votes cast and will count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but not voting for purposes of determining the number of votes cast with respect to the proposal, with abstentions thus having the effect of votes against the proposal and broker non-votes having no effect on the outcome.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

             3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company's independent auditors for the 1999 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

     If the appointment of Deloitte & Touche for the 1999 fiscal year is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS. WE WILL SO VOTE YOUR PROXY UNLESS YOU SPECIFY OTHERWISE.

                               OTHER INFORMATION

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly presented for action at the meeting, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

     The Company must receive stockholder proposals to be presented at the year 2000 Annual Meeting on or before November 20, 1999. Any proposal must comply with the requirements of the Securities and Exchange Commission for inclusion in the proxy statement relating to that meeting. You should send proposals to the attention of the Corporate Secretary. In addition, stockholders wishing to bring a proposal before the Annual Meeting in 2000 (but not include it in the proxy statement) must comply with the Company's By-Laws which require timely notice to the Company. To be timely such notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting.

     Upon request the Company will furnish you without charge one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. You should direct your request to the Corporate Secretary, 200 South Michigan Avenue, Chicago, Illinois 60604.

                                                BORG-WARNER SECURITY CORPORATION

                                                                      APPENDIX A

                           1999 STOCK INCENTIVE PLAN

1999 Stock Incentive Plan is established to give the company and its subsidiaries a significant advantage in attracting, retaining and motivating officers and key employees.

SECTION 1.  PURPOSE; DEFINITIONS.

     The purpose of the Plan is to give the Company and its Subsidiaries a significant advantage in attracting, retaining and motivating officers and key employees and to provide the Company and its Subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     a.   "Affiliate" means a corporation or other entity controlled by the
           ---------
          Company and designated by the Committee as such.

     b.   "Award" means a Stock Option, Stock Appreciation Right, Restricted
           -----
          Stock Award, or Performance Share Award.

     c.  "Board" means the Board of Directors of the Company.
          -----

     d.  "Cause" has the meaning set forth in Section 5(i).
          -----

     e.   "Change in Control" and "Change in Control Price" have the meanings
           -----------------       ----------------------
          set forth in Sections 9(b) and (c), respectively.

     f.   "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time, and any successor thereto.

     g.   "Commission" means the Securities and Exchange Commission or any
           ----------
          successor agency.

     h.  "Committee" means the Committee referred to in Section 2.
          ---------

     i.   "Company" means Borg-Warner Security Corporation, a Delaware
           -------
          corporation.

     j.   "Disability" means permanent and total disability as determined under
           ----------
          procedures established by the Committee for purposes of the Plan.

     k.   "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
          from time to time, and any successor thereto.

     l.   "Fair Market Value" means as of any given date, the mean between the
           -----------------
          highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

     m.   "Incentive Stock Option" means any Stock Option intended to be and
           ----------------------
          designated as an "incentive stock option" within the meaning of
          Section 422 of the Code.

     n.   "Non-Employee Director" means a member of the Board who qualifies as
           ---------------------
          (i) a "non-employee director" as defined in Rule 16b-3(b)(3)(i) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (ii) an "outside director" as defined in Section 1.162-27(e)(3) of the Treasury Regulations issued under Section 162(m) of the Code, or any successor definition adopted by the Department of the Treasury.

     o.   "Non-Qualified Stock Option" means any Stock Option that is not an
           --------------------------
          Incentive Stock Option.

     p.   "Participant" shall mean an eligible (as defined in Section 4)
           -----------
          employee to whom an Award has been made pursuant to the Plan.

     q.   "Performance Share Award" means an Award granted under Section 8
           -----------------------
          hereof.

     r.   "Plan" means the Borg-Warner Security Corporation 1999 Stock Incentive
           ----
          Plan, as set forth herein and as hereinafter amended from time to time.

     s.   "Restricted Stock" means an award granted under Section 7.
           ----------------

     t.   "Retirement" means retirement from active employment under a pension
           ----------
          plan of the Company, any Subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

     u.   "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
           ----------
          Section 16(b) of the Exchange Act, as amended from time to time.

     v.   "Stock" means Common Stock, par value $.01 per share, of the Company.
           -----

     w.   "Stock Appreciation Right" means a right granted under Section 6.
           ------------------------

     x.   "Stock Option" means an option granted under Section 5.
           ------------

     y.   "Subsidiary" shall mean any corporation, partnership, joint venture or
           ----------
          other enterprise (i) of which the Company owns or controls directly or indirectly fifty percent or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. "Control" means the power to direct or cause the direction of the management and policies of a corporation, a partnership, a joint venture or other enterprise.

     z.   "Termination of Employment" means the termination of any participant's
           -------------------------
          employment with the Company and any Subsidiary or Affiliate. A participant employed by a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and key employees of the Company and its Subsidiaries and Affiliates.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) to select the officers and key employees to whom Awards may from time to time be granted;

     (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Share Awards or any combination thereof are to be granted hereunder;

     (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

     (d) to determine or amend the terms and conditions of any Award granted hereunder, any vesting restriction or limitation and any vesting, acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto;

     (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; and

     (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its qualified members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions with respect to any Award (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act and exempt under Code Section 162(m)) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and participants.

     The Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Stock payable to a covered employee with respect to a particular Performance Share Award or to take any other action to the extent that such action or the Committee's ability to take such action would cause any payment under the Plan to any covered employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4).


SECTION 3.  STOCK SUBJECT TO PLAN.

     Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for grant under the Plan shall be 750,000 plus any remaining shares of Stock under any prior stock plan of the Company and any shares recovered from a lapse, forfeiture, expiration or termination of any such award of shares; provided that no "covered employee" (as such term is defined in Section 162(m) of the Code) shall be granted more than 400,000 shares of Stock in any calendar year with respect to a Stock Option or Stock Appreciation Right. In addition, the maximum number of shares of Stock that may be issued to any covered employee pursuant to a Performance Share Award in any calendar year is 200,000 (subject to adjustment as provided herein). These limits include any portion or amount of Stock that is withheld for taxes. Any shares of Stock which may be awarded to a covered employee in a calendar year under either of the foregoing limits may be carried over and awarded to the employee in the next succeeding calendar year.

     Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. If any Award is forfeited or terminated for which the participant did not receive any benefits of ownership or if any Stock Appreciation Right is exercised for cash or if any Performance Share Award is paid in cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion. Without affecting the number of shares reserved or available hereunder, the Committee or Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition or property or stock, or reorganization in which the Company is a continuing corporation upon such terms and conditions as it may deem appropriate.

SECTION 4.  ELIGIBILITY.

     Officers and key employees of the Company, its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its Subsidiaries and Affiliates are eligible to be granted Awards under the Plan.


SECTION 5.  STOCK OPTIONS.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     The Committee may authorize the Chief Executive Officer of the Corporation to grant in any calendar year a Non- Qualified Stock Option (with or without Stock Appreciation Rights) for up to 3,000 shares of Stock to any employee of the Company who is not an executive officer of the Company subject to Section 16 of the Exchange Act. The Committee may limit or qualify such authorization in any manner it deems appropriate. Stock Options granted by the Chief Executive Officer shall have the terms and conditions determined by the Committee.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)  Option Price. The option price shall be determined by the Committee and
     -------------
     shall not be less than the Fair Market Value of the Stock on the date of grant.

(b)  Option Term. The term of each Stock Option shall be fixed by the Committee,
     -----------
     but no Stock Option shall be exercisable more than 10 years after the date of grant.

(c)  Exercisability. Except as otherwise provided herein, Stock Options shall be
     --------------
     exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d)  Method of Exercise. Stock Options may be exercised by giving written notice
     ------------------
     of exercise to the Company specifying the number of shares of Stock to be purchased.

     The option price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by the delivery or certification of ownership of Stock already owned by the optionee for at least six months.

     In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(e)  Transferability of Stock Options. The Committee may in its discretion
     --------------------------------
     authorize transfer of all or a portion of Stock Options to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"),
     (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) such transfer shall be by gift with no consideration and (y) no subsequent transfers of Stock Options shall be permitted other than by will or by the laws of descent and distribution. Except as permitted in the first sentence of this section, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. Unless transferred as permitted above, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee.

(f)  Death. If an optionee's employment terminates by reason of death, any Stock
     -----
     Option held by such optionee may thereafter be exercised, to the extent then exercisable, for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If the optionee's death occurs after termination of employment and while a Stock Option remains exercisable, the Option shall continue to be exercisable for a period of 12 months from the date of death or until the expiration of the stated term of such option, whichever period is shorter.

(g)  Termination by Reason of Disability. If an optionee's employment terminates
     -----------------------------------
     by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, for a period of three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)  Termination by Reason of Retirement. If an optionee's employment terminates
     -----------------------------------
     by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, for a period of three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(i)  Other Termination. In the event of termination of employment for any reason
     -----------------
     other than death, Disability or Retirement, any Stock Option held by the optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of one year from the date of termination or the balance of such Stock Option's term if such termination is involuntary and without Cause. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall mean (i) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the optionee's employment duties or (iii) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

(j)  Cashing Out of Stock Option. On receipt of written notice of exercise, the
     ---------------------------
     Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

(k)  Change in Control Cash Out. Notwithstanding any other provision of the
     --------------------------
     Plan, during the 60-day period from and after a Change in Control (the

     "Exercise Period"), unless the Committee shall determine otherwise at the
     ----------------
     time of grant, an optionee shall have the right, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the

     "Spread") multiplied by the number of shares of Stock as to which the right granted under this Section 5(k) shall have been exercised.


SECTION 6.  STOCK APPRECIATION RIGHTS.

(a)  Grant and Exercise. Stock Appreciation Rights may be granted in conjunction
     ------------------
     with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee.

(b)  Terms and Conditions. Stock Appreciation Rights shall be subject to such
     --------------------
     terms and conditions as shall be determined by the Committee, including the following:

     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable.

     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.


SECTION 7.  RESTRICTED STOCK.

(a)  Terms and Conditions.  Shares of Restricted Stock shall be subject to such
     ---------------------
     terms and conditions as shall be determined by the Committee, including the following:

     (i) During a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions, in whole or in part, based on period of service, performance of the participant or of the Company or the Subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

     (ii) Except as provided herein and in the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock.

     (iii) Except to the extent otherwise provided herein and in the applicable Restricted Stock Agreement, upon a participant's Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

     (iv) Upon expiration of the Restriction Period, unlegended certificates shall be delivered to the participant.

     (v) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

(b)  Awards and Certificates.  Shares of Restricted Stock shall be evidenced in
     -----------------------
     such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.


SECTION 8.  PERFORMANCE SHARE AWARDS.

(a) Subject to the terms of the Plan, the Committee shall designate the participants to whom Performance Shares are to be awarded and determine the number of shares and the terms and conditions of each such award. Each award of Performance Shares shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Share Award. Performance Share Awards shall be made subject to the attainment of performance goals relating to one or more business criteria, including, but not limited to, one or more of the following: earnings per share, total stockholder return, return on equity, return on capital, stock price, sales, net income, cash flow, retained earnings, customer retention, and employee retention. Performance goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations.

(b) Notwithstanding the foregoing, no Performance Share Award shall be granted to a "covered employee" within the meaning of Section 162(m) of the Code on or after the 90th day of a performance period or, if earlier, after 25% of the performance period has elapsed or shall be adjusted after the applicable date. Performance Share Awards must be granted to covered employees or adjusted at a time when the outcome of the performance goal established or to be established for the applicable performance period is substantially uncertain.

(c) If the employment of a participant terminates by reason of death, disability or retirement before the completion of a performance period, the participant or the participant's beneficiary will be eligible for a prorated portion of the shares of Common Stock that would have otherwise been payable to the participant after the end of the performance period.
     If the employment of a participant terminates before the end of a performance period for any reason other than death, disability or retirement, whether voluntary or involuntary, all rights to receive any portion of the shares of Common Stock subject to the award will automatically be forfeited.

(d) No Performance Share Award shall be transferable by the participant other than by will or by the laws of descent and distribution. All deliveries or payments with respect to Performance Share Awards shall be made during the participant's lifetime only to the participant or to the guardian or legal representative of the participant.


SECTION 9.  CHANGE IN CONTROL PROVISIONS.

(a)  Impact of Event.  Notwithstanding any other provision of the Plan to the
     ---------------
     contrary, in the event of a Change in Control:

     (i) Any outstanding Stock Options and Stock Appreciation Rights shall become fully exercisable and vested.

     (ii) The restrictions applicable to any Restricted Stock shall lapse and such stock shall become fully vested and transferable.

     (iii) The performance goals established for any Performance Shares shall be deemed fully achieved at the maximum level and all other terms and conditions met and all Performance Shares shall be delivered to the participant.

(b)  Definition of Change in Control.  For purposes of the Plan, a "Change in
     ------------------------------
     Control" shall mean the happening of any of the following events:

     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

     (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
           Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)  Change in Control Price.  For purposes of the Plan, "Change in Control
     ------------------------
     Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.


SECTION 10.   TERM, AMENDMENT AND TERMINATION.

     The Plan will terminate on December 31, 2004. Under the Plan, Awards outstanding as of December 31, 2004 shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a participant without the participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.


SECTION 11.    UNFUNDED STATUS OF PLAN.

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12.    GENERAL PROVISIONS.

(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(c) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

(d) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


SECTION 13.    EFFECTIVE DATE OF PLAN.

     The Plan was adopted by the Board of Directors on February 2, 1999, subject to stockholder approval.

          ------
          ------

1.   ELECTION OF DIRECTORS   FOR all nominees   WITHHOLD AUTHORITY   EXCEPTIONS
                             listed below       to vote for all
                                                nominees listed below

     Directors to serve for a term expiring in 2002: John Edwardson, Robert A. McCabe, Alexis P. Michas, Donald C. Trauscht (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW). Exceptions
     __________________________________________.

2.   To approve the Company's 1999 Stock Incentive Plan and the business        3.   To ratify the appointment of Deloitte & Touche
     criteria related to performance share awards.                                   LLP as independent auditors for the Company for
                                                                                     1999.

FOR  [X]            AGAINST  [X]             ABSTAIN  [X]                       FOR  [X]            AGAINST  [X]       ABSTAIN  [X]

4. To transact such other business as may property come before the meeting or any adjournment or postponement thereof.

                                                                                               Address Change     [X]
                                                                                               and/or Comments
                                                                                               Mark Here

                                                                                     Please sign exactly as your name appears
                                                                                     hereon. When shares are held by joint tenants,
                                                                                     both should sign. When signing as attorney,
                                                                                     executor, administrator, trustee or guardian,
                                                                                     please give full as such, if a corporation,
                                                                                     please sign in full corporate name by an
                                                                                     authorized officer, if a partnership, please
                                                                                     sign in partnership name by an authorized
                                                                                     person.

                                                                                     Dated: ____________________________, 1999

                                                                                     __________________________________________
                                                                                                    Signature

                                                                                     ___________________________________________
                                                                                               Signature, if held jointly

                                                                                     Votes must be indicated     [X]
Please sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.    (X) in Black or Blue ink.


                       BORG-WARNER SECURITY CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS APRIL 20, 1999

     The Annual Meeting of Stockholders of Borg-Warner Security Corporation will be held on Tuesday, April 20, 1999, at 10:00 a.m. at the Company's headquarters located at 200 South Michigan Avenue, Chicago, Illinois, for the purpose described on the reverse side.

     Only stockholders at the close of business on March 5, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints each of J.Joe Adorjan and Timothy M. Wood, as Proxies, each with the power to appoint his substitute, to represent and to Vote, as designated on the reverse side, all the shares of Common Stock of Borg-Warner Security Corporation held of record by the undersigned on March 5, 1999 at the annual meeting of stockholders to be held on April 20, 1999 or any adjournment thereof.

     THIS PROXY WHEN DULY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                                             BORG-WARNER SECURITY CORPORATION
(Continued, and to be dated and signed       P.O. BOX 11195
on the reverse side.)                        NEW YORK, N.Y. 10203-0195